Exhibit 21
Subsidiaries of
Alliance Data Systems Corporation
A Delaware Corporation
(as of December 31, 2014)

Subsidiary	Jurisdiction of Organization	Other Business Names
Abacus Direct Europe BV	Netherlands	None
Acorn Direct Marketing Limited	Ireland	None
ADI, LLC	Delaware	None
ADS Alliance Data Systems, Inc.	Delaware	None
ADS Apollo Holdings B.V.	Netherlands	None
ADS Foreign Holdings, Inc.	Delaware	None
ADS Reinsurance Ltd.	Bermuda	None
ADS Sky Oak LLC	Delaware	None
Alliance Data FHC, Inc.	Delaware	Epsilon International
Alliance Data Foreign Holdings, Inc.	Delaware	None
Alliance Data Lux Financing S.ar.l.	Luxembourg	None
Alliance Data Lux Holdings S.ar.l.	Luxembourg	None
Alliance Data Pte. Ltd.	Singapore	None
Aspen Marketing Services, LLC	Delaware	None
Bach Acquisitions Corp	Delaware	None
BeFree Germany GmbH	Germany	None
BeFree International, Inc.	Delaware	None
BeFree France SAS	France	None
BeFree UK, Ltd	England	None
Brand Loyalty Americas BV*	Netherlands	None
Brand Loyalty Asia BV*	Netherlands	None
Brand Loyalty Australia Pty. Ltd.*	Australia	None
Brand Loyalty Brasil Marketing de Promocoes LTDA*	Brazil	None
Brand Loyalty BV*	Netherlands	Brand Loyalty
Brand Loyalty Ventures
Brand Loyalty Benelux
Brand Loyalty Spain
Brand Loyalty Hungary
Brand Loyalty Austria
Brand Loyalty Poland
Brand Loyalty Turkey
Brand Loyalty Canada Corp.*	Nova Scotia, Canada	BrandLoyalty
Brand Loyalty Canada Holding B.V.*	Netherlands	None
Brand Loyalty Europe BV*	Netherlands	None
Brand Loyalty France Sarl*	France	None
Brand Loyalty Germany GmbH*	Germany	None
Brand Loyalty Group B.V.*	Netherlands	None
Brand Loyalty Holding BV*	Netherlands	None
Brand Loyalty International BV*	Netherlands	None
Brand Loyalty Italia S.p.A*	Italy	None
Brand Loyalty Japan KK*	Japan	None
Brand Loyalty Korea Co. Ltd.*	South Korea	None
Brand Loyalty Limited (HK)*	Hong Kong	None
Brand Loyalty OOO*	Russia	None
Brand Loyalty Russia BV*	Netherlands	None
Brand Loyalty Sourcing Asia Ltd*	Hong Kong	None

Subsidiary	Jurisdiction of Organization	Other Business Names

Brand Loyalty Sourcing BV*	Netherlands	Brand Loyalty Sourcing
Brand Loyalty Special Promotions BV*	Netherlands	None
Brand Loyalty Switzerland GmbH*	Switzerland	None
Brand Loyalty Trading (Shanghai) Co., Ltd*	China	None
Brand Loyalty UK Ltd*	England	None
Brand Loyalty USA Holding BV*	Netherlands	None
Brand Loyalty USA Inc.*	Delaware	None
Brand Loyalty Worldwide GmbH*	Switzerland	None
Catapult Integrated Services, LLC	Delaware	Catapult Marketing
CJ Sweden Affiliate AB	Sweden	None
ClickGreener Inc.	Ontario, Canada	None
Comenity LLC	Delaware	None
Comenity Bank	Delaware	None
Comenity Capital Bank	Utah	None
Comenity Operating Co., LLC	Delaware	None
Comenity Servicing LLC	Texas	None
Commission Junction Holding BV	Netherlands	None
Commission Junction France SARL	France	None
Commission Junction Shanghai Advertising Co, Ltd (WFOE)	China	None
Commission Junction, Inc.	Delaware	None
Conversant Asia Pacific Limited	Hong Kong	None
Conversant Deutschland GmbH	Germany	None
Conversant ESPANA, S.L.U.	Spain	None
Conversant Europe Limited	England	None
Conversant International Limited	Ireland	None
Conversant LLC	Delaware	None
Conversant Media Systems, Inc.	Delaware	None
Conversant Media, Inc.	Canada	None
Conversant SARL	France	None
Conversant South Africa (Pty) Ltd.	South Africa	None
Coupons, LLC	Delaware	GetMembers
Advecor
D. L. Ryan Companies, LLC	Delaware	Nsight Connect
DNCE LLC	Delaware	None
Dotomi, Ltd	Israel	None
Eindia, LLC	Delaware	None
Epsilon Communication Solutions, S.L.	Spain	None
Epsilon Data Management, LLC	Delaware	None
Epsilon Email Marketing India Private Limited	India	None
Epsilon Interactive CA, ULC	Nova Scotia, Canada	Abacus Canada
Aspen of West Chicago Marketing Services
Aspen Marketing Services
Epsilon International, LLC	Delaware	None
Epsilon International Consulting Services Private Limited	India	None
Epsilon International UK Ltd.	England	None
Epsilon Software Technology Consulting (Shanghai) Co., Ltd.	Shanghai, People's Republic of China	None
Hyper Marketing Inc. International Holdings Limited	Ireland	None
IceMobile Agency BV*	Netherlands	None
ICOM Ltd.	Ontario, Canada	None
iCom Information & Communications, Inc.	Delaware	None
ICOM Information & Communications L.P.	Ontario, Canada	Shopper's Voice
IM Digital Group BV*	Netherlands	None
Interact Connect LLC	Delaware	None

Subsidiary	Jurisdiction of Organization	Other Business Names

LoyaltyOne, Co.	Nova Scotia, Canada	AIR MILES
airmilesshops.ca
AIR MILES Corporate Incentives
AIR MILES For Business
AIR MILES Incentives
AIR MILES My Planet
AIR MILES Reward Program
Alliance Data
Direct Antidote
Colloquy
Loyalty And Marketing Services
LoyaltyOne
LoyaltyOne Canada
Loyalty Services
My Planet
Squareknot
LoyaltyOne B.V.	Netherlands	None
LoyaltyOne Participacoes Ltda	Brazil	None
LoyaltyOne Rewards Private Limited	India	None
LoyaltyOne Travel Services Co.	Nova Scotia, Canada	AIR MILES Travel Services
LoyaltyOne US, Inc.	Delaware	Colloquy
LoyaltyOne Consulting
Precima
Mediaplex Deutschland GmbH	Germany	None
Mediaplex Shanghai Advertising Co. Ltd.	China	None
Mediaplex Systems, Inc.	Kentucky	None
Muse Agency BV*	Netherlands	None
Rhombus Investments L.P.	Bermuda	None
Ryan Partnership, LLC	Delaware	None
Shopping net, Ltd.	England	None
SolutionSet, LLC	California	None
Tri Vida Corporation	California	None
Triangle Investments L.P.	Bermuda	None
ValueClick Brasil Ltda	Brazil	None
WFC Card Services L.P.	Ontario, Canada	None
WFC Card Services Holdings Inc.	Ontario, Canada	None
WFN Credit Company, LLC	Delaware	None
World Financial Capital Credit Company, LLC	Delaware	None
Z Media, Inc.	Delaware	None

* 60% owned